SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 21, 2011

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 22, 2011, VML US Finance LLC (the “Borrower”) and Venetian Macau Limited (“VML”), indirect subsidiaries of Las Vegas Sands Corp. (“LVSC”), entered into a Credit Agreement (the “Credit Agreement”), effective as of September 21, 2011, providing for up to US$3,700,000,000 (or the equivalent in Hong Kong dollars (“HK$”) or Macau patacas (“MOP”)) of term loan and revolving loan facilities with Bank of China Limited, Macau Branch (“BOC”), as administrative agent for the lenders, Goldman Sachs (Asia) L.L.C. and Goldman Sachs Lending Partners LLC, Bank of America, N.A., BOC, Barclays Capital, the investment banking division of Barclays Bank PLC, BNP Paribas Hong Kong Branch, Citigroup Global Capital Markets Asia Limited and Citibank, N.A., Hong Kong Branch, Commerzbank AG, Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Singapore Branch, Industrial and Commercial Bank Of China (Macau) Limited, ING Capital L.L.C., ING Bank N.V., Singapore Branch, Sumitomo Mitsui Banking Corporation, UBS Securities LLC and United Overseas Bank Limited, as global coordinators and bookrunners for the facilities and as co-syndication agents for the lenders (collectively, the “Global Coordinators”), and Banco Nacional Ultramarino, S.A., DBS Bank LTD., Oversea-Chinese Banking Corporation Limited, The Bank of Nova Scotia and Wing Lung Bank LTD., Macau Branch, as lead arrangers (collectively, the “Lead Arrangers”), and the lenders party thereto from time to time.

The facilities under the Credit Agreement1 consist of (i) a US$3,200,000,0002 equivalent term loan that may be drawn until November 29, 2011 (the “Term Loan Facility”) and (ii) a US$500,000,0003 equivalent revolving credit facility (the “Revolving Facility” and, together with the Term Loan Facility, the “Facilities”) that is available until one month prior to the fifth anniversary of the date of the initial funding of loans under the Term Loan Facility (the “Closing Date”).

The obligations of the Borrower under the Credit Agreement will be secured from and after the Closing Date by a first-priority security interest in substantially all of the Borrower’s and the guarantors’ assets, other than capital stock and similar ownership interests, certain furniture, fixtures, fittings and equipment and certain other excluded assets. The indebtedness under the Facilities will be guaranteed from and after the Closing Date by VML, Venetian Cotai Limited, V-HK Services Limited, Venetian Orient Limited (“VOL”) and any future restricted subsidiaries of VML (collectively, the “Company”).

1
The facilities are denominated in U.S. dollars (“US$”), HK$ and MOP, but in the aggregate are equivalent to US$3.7 billion, based on (i) the US$ to HK$ exchange rate of HK$7.7956 to $1.00 on September 19, 2011 and (ii) the US$ to MOP exchange rate of MOP8.0295 to $1.00 on September 19, 2011.

2	The Term Loan consists of the following commitments: (i) US$1,509,662,732.15; (ii) HK$10,757,205,278.61 and (iii) MOP 2,492,597,498.22.

3	Revolving Facility consists of the following commitments: (i) US$239,961,149.80; (ii) HK$1,710,445,317.27 and (iii) MOP 326,216,249.70.

The Borrower expects to draw the full amount of the Term Loan Facility prior to November 29, 2011, after satisfying certain initial funding conditions, including, among other things, approval by the government of the Macau SAR of the Facilities and certain related collateral documents. The proceeds of the Facilities will be used on the Closing Date to refinance outstanding indebtedness of the Company and to pay certain fees, expenses and accrued interest. The proceeds of the loans under the Term Loan Facility not used on the Closing Date for the payments described in the preceding sentence, and proceeds of the Revolving Facility, will be used for working capital requirements and general corporate purposes of the Company, including for the development, construction and completion of certain components of the integrated resort project located on Parcels 5 & 6 on the Cotai Strip in the Macau SAR (known as Sands Cotai Central).

Borrowings under the Facilities for outstanding loans will bear interest at either the Adjusted Eurodollar Rate or the Base Rate (in the case of US$ denominated loans) or the Hong Kong Interbank Offer Rate (in the case of HK$ and MOP denominated loans), as applicable, plus a spread that is fixed for the first 180 days after the Closing Date.  Beginning 180 days after the Closing Date, the spread for all outstanding loans is subject to reduction based on the consolidated leverage ratio (“CLR”).  The Borrower will also pay a commitment fee of 0.50% per annum on the undrawn amounts under the Revolving Facility (commencing September 30, 2011) and the Term Loan Facility (commencing October 30, 2011).

The Facilities under the Credit Agreement mature on the fifth anniversary of the Closing Date.  Commencing on December 31, 2014, and at the end of each quarter thereafter, the Borrower is required to repay the outstanding Term Loan Facility on a pro rata basis in amounts set forth in the Credit Agreement.  The outstanding aggregate principal balance of the Term Loan Facility and the Revolving Facility is due in full five years from the Closing Date. In addition, the Borrower is required to repay the outstanding term loans with a portion of its Consolidated Excess Cash Flow (as defined in the Credit Agreement) after the end of each year, unless the Borrower is in compliance with a specified CLR.

The Borrower is also required to repay amounts outstanding under the Facilities with (i) net proceeds from any sale of certain assets outside of the ordinary course of business (subject to a reinvestment right) unless the Borrower is in compliance with a specified CLR, (ii) the proceeds of new indebtedness other than certain permitted indebtedness, (iii) any net proceeds received in connection with an Event of Loss (as defined in the Credit Agreement) (subject to a reinvestment right) and (iv) proceeds from certain other events.

Further, if certain events occur, the Borrower is required to repay a portion of the Term Loan Facility as set forth in the Credit Agreement.

The Credit Agreement contains affirmative and negative covenants customary for such financings, including, but not limited to, limitations on liens, incurrence of indebtedness, loans and guarantees, investments, acquisitions and asset sales, restricted payments and other distributions, affiliate transactions, certain capital expenditures and use of proceeds from the Facilities, as well as requirements to comply with applicable law and maintain adequate insurance.

The Credit Agreement also requires the Borrower and VML to maintain (i) a maximum ratio of consolidated total indebtedness (other than certain excluded indebtedness) to consolidated adjusted EBITDA and (ii) a minimum ratio of consolidated adjusted EBITDA to consolidated net interest expense.

In order to satisfy any of the financial covenants referenced in the preceding sentence, LVSC may cure any consolidated adjusted EBITDA shortfall by contributing no more than US$25,000,000 in cash per quarter or providing a subordinated shareholder loan to VOL (the “EBITDA Cure”).  The EBITDA Cure is subject to certain limits as set forth in the Credit Agreement.

The financial and negative covenants and certain affirmative covenants will not be effective until the Closing Date.

The Credit Agreement contains certain events of defaults (some of which are subject to grace periods), including, but not limited to, an event of default under certain land concession contracts as set forth in the Credit Agreement and certain events of default under the Gaming Concession Contract (as defined in the Credit Agreement).

The Global Coordinators, the Lead Arrangers, and their respective affiliates have performed investment banking, financial advisory, lending and/or commercial banking services for LVSC, VML, VOL and/or the Borrower and their respective affiliates from time to time, for which they have received customary compensation for such services, and may continue to do so in the future.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  September 27, 2011

LAS VEGAS SANDS CORP.

By:	/s/ Kenneth J. Kay
Name: Kenneth J. Kay
Title: Executive Vice President and Chief Financial Officer